Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Brightcove Inc. for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeremy Allaire, as Chief Executive Officer of Brightcove Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brightcove Inc.

Date: March 5, 2013	By:	/s/ Jeremy Allaire
Jeremy Allaire Chairman and Chief Executive Officer (Principal Executive Officer)

In connection with the Annual Report on Form 10-K of Brightcove Inc. for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher Menard, as Chief Financial Officer of Brightcove Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brightcove Inc.

Date: March 5, 2013	By:	/s/ Christopher Menard
Christopher Menard Chief Financial Officer (Principal Financial Officer)